Exhibit 4.2

                                                                CONFORMED COPY


                               U.S. $250,000,000

                           364-DAY CREDIT AGREEMENT

                          Dated as of August 13, 2003

                                     Among

                          THE WASHINGTON POST COMPANY
                                  as Borrower

                                      and

                       THE INITIAL LENDERS NAMED HEREIN
                              as Initial Lenders

                                      and

                                CITIBANK, N.A.
                            as Administrative Agent

                                      and

                      WACHOVIA BANK, NATIONAL ASSOCIATION
                                 SUNTRUST BANK
                             as Syndication Agents

                                      and

                              JPMORGAN CHASE BANK
                                 BANK ONE, NA
                            as Documentation Agents



                    --------------------------------------

                         CITIGROUP GLOBAL MARKETS INC.
                        Lead Arranger and Book Manager


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                               TABLE OF CONTENTS

                                                                            Page


             ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms............................................1
SECTION 1.02. Computation of Time Periods.....................................14
SECTION 1.03. Accounting Terms................................................14

             ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Revolving Credit Advances...................................15
SECTION 2.02. Making the Revolving Credit Advances............................15
SECTION 2.03. The Competitive Bid Advances....................................16
SECTION 2.04. Fees............................................................20
SECTION 2.05. Termination, Reduction or Increase of the Commitments...........20
SECTION 2.06. Repayment of Revolving Credit Advances; Term Loan Election......22
SECTION 2.07. Interest on Revolving Credit Advances...........................23
SECTION 2.08. Interest Rate Determination.....................................24
SECTION 2.09. Optional Conversion of Revolving Credit Advances................25
SECTION 2.10. Optional Prepayments of Revolving Credit Advances...............25
SECTION 2.11. Increased Costs.................................................25
SECTION 2.12. Illegality......................................................27
SECTION 2.13. Payments and Computations.......................................27
SECTION 2.14. Taxes...........................................................28
SECTION 2.15. Sharing of Payments, Etc........................................30
SECTION 2.16. Use of Proceeds.................................................31
SECTION 2.17. Extension of Termination Date...................................31

         ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and
                     2.03.....................................................33
SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing,
                     Increase Date and Extension Date.........................34
SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing..........34
SECTION 3.04. Determinations Under Section 3.01...............................35

          ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower..................35

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             ARTICLE V COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants...........................................37
SECTION 5.02. Negative Covenants..............................................40
SECTION 5.03. Financial Covenant..............................................41

                ARTICLE VI EVENTS OF DEFAULT

SECTION 6.01. Events of Default...............................................41

                    ARTICLE VII THE AGENT

SECTION 7.01. Authorization and Action........................................43
SECTION 7.02. Agent's Reliance, Etc...........................................43
SECTION 7.03. Citibank and Affiliates.........................................44
SECTION 7.04. Lender Credit Decision..........................................44
SECTION 7.05. Indemnification.................................................44
SECTION 7.06. Successor Agent.................................................45
SECTION 7.07. Documentation Agents and Syndication Agents.....................45

                 ARTICLE VIII MISCELLANEOUS

SECTION 8.01. Amendments, Etc.................................................45
SECTION 8.02. Notices, Etc....................................................46
SECTION 8.03. No Waiver; Remedies.............................................46
SECTION 8.04. Costs and Expenses..............................................46
SECTION 8.05. Right of Set-off................................................47
SECTION 8.06. Binding Effect..................................................48
SECTION 8.07. Assignments and Participations..................................48
SECTION 8.08. Confidentiality.................................................51
SECTION 8.09. Governing Law...................................................51
SECTION 8.10. Execution in Counterparts.......................................51
SECTION 8.11. Jurisdiction, Etc...............................................51
SECTION 8.12. Waiver of Jury Trial............................................52
SECTION 8.13. Amendments to the Subsidiary Guaranty...........................52



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Schedules

Schedule I - List of Applicable Lending Offices
Schedule 5.02(a) - Existing Liens


Exhibits

Exhibit A-1   -   Form of Revolving Credit Note

Exhibit A-2   -   Form of Competitive Bid Note

Exhibit B-1   -   Form of Notice of Revolving Credit Borrowing

Exhibit B-2   -   Form of Notice of Competitive Bid Borrowing

Exhibit C     -   Form of Assignment and Acceptance

Exhibit D     -   Form of Assumption Agreement

Exhibit E-1   -   Form of Opinion of Counsel for the Borrower

Exhibit E-2   -   Form of Opinion of Counsel for the New Borrower

Exhibit E-3   -   Form of Opinion of Counsel for the Newspaper Subsidiary

Exhibit F     -   Form of Subsidiary Guaranty

Exhibit G     -   Form of New Borrower Assignment

                           364-DAY CREDIT AGREEMENT

                          Dated as of August 13, 2003

          The Washington Post Company, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and Citibank, N.A. ("Citibank"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                  ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance" means a Revolving Credit Advance or a Competitive Bid
Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or executive officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent's Account" means the account of the Agent maintained by the Agent at Citibank with its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loans Syndications.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

          "Applicable Margin" means as of any date, (a) for Base Rate Advances, 0% per annum and (b) for Eurodollar Rate Advances, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:



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                         Applicable Margin for        Applicable Margin for
                       Eurodollar Rate Advances    Eurodollar Rate Advances On
                         Prior to Term Loan     and After Term Loan Conversion
  Performance Level        Conversion Date                   Date

         I                   0.200%                         0.425%
         II                  0.240%                         0.475%
        III                  0.280%                         0.525%
         IV                  0.320%                         0.575%
         V                   0.500%                         0.875%

          "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:


                 Performance Level                   Applicable Percentage

                         I                                0.050%
                         II                               0.060%
                         III                              0.070%
                         IV                               0.080%
                          V                               0.125%

          "Applicable Utilization Fee" means, as of any date prior to the Term Loan Conversion Date on which the aggregate Advances exceed 50% of the Commitments, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:

                  Performance Level                 Applicable Utilization Fee

                           I                               0.050%
                          II                               0.050%
                          III                              0.050%
                          IV                               0.050%
                           V                               0.125%

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, accepted and approved by the Agent and approved by the Borrower, in substantially the form of Exhibit C hereto.

          "Assuming Lender" means an Eligible Assignee not previously a Lender that becomes a Lender hereunder pursuant to either Section 2.05(b) or Section 2.17.

          "Assumption Agreement" means an agreement in substantially the form of Exhibit D hereto by which an Eligible Assignee agrees to become a Lender hereunder pursuant to either Section 2.05(b) or Section 2.17, in each case agreeing to be bound by all obligations of a Lender hereunder.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

               (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

          "Borrower" has the meaning specified in the recital or parties to this Agreement, provided that upon the completion of the Restructuring and the satisfaction of the conditions set forth in Section 5.01(j), the Borrower shall be the New Borrower.

          "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Commitment" means, with respect to any Lender at any time (i) the amount set forth opposite such Lender's name on the signature pages hereof,
(ii) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth as its Commitment in such Assumption Agreement or (iii) if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be increased, terminated or reduced, as the case may be, at or prior to such time pursuant to Section 2.05.

          "Commitment Date" has the meaning specified in Section 2.05(b)(i).

          "Commitment Increase" has the meaning specified in Section
2.05(b)(i).

          "Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

          "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

          "Competitive Bid Note" means a promissory note of the Borrower (bearing an original or facsimile signature) payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

          "Confidential Information" means information that the Borrower furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower that is not, to the best of the Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with or for the benefit of the Borrower.

          "Consenting Lender" has the meaning specified in Section 2.17(b).

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Continuing Directors" means individuals who at the date hereof are directors of the Borrower and any other director (a) whose election or nomination was approved by a majority of the then Continuing Directors or (b) who was nominated by management at a time when Continuing Directors constituted a majority of the board of directors of the Borrower.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

          "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 120 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Debt of others referred to in clauses (a) through (f) above or clause (h) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Domestic Lending Office" means, with respect to any Initial Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its "Domestic Lending Office" in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Downgrade" means, with respect to any Lender, the lowest rating that has been most recently announced for any class of non-credit enhanced long-term senior unsecured debt issued by such Lender is lower than BBB- by S&P or Baa3 by Moody's.

          "Effective Date" has the meaning specified in Section 3.01.

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000 so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (e);
(f) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; and (g) any other Person approved by the Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment or decree relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Sections 302 and 303 of ERISA and
Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414(b), (c), (m) and (o) of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Reserve Requirements" means the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which any Lender is subject and applicable to Eurocurrency Liabilities, or any similar category of assets or liabilities relating to eurocurrency fundings. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Eurodollar Lending Office" means, with respect to any Initial Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its "Eurodollar Lending Office" in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered to the principal office of each of the Reference Banks in London, England by prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

          "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

          "Events of Default" has the meaning specified in Section 6.01.

          "Extension Date" has the meaning specified in Section 2.17(b).

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it with the consent of the Borrower.

          "Fixed Rate Advances" has the meaning specified in Section
2.03(a)(i).

          "GAAP" has the meaning specified in Section 1.03.

          "Graham Interests" shall mean Donald E. Graham and his siblings, their descendants and any relative by marriage of the foregoing, and any trust for the benefit of any of the foregoing whether as an income or residual beneficiary.

          "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic under any Environmental Law and any pollutant or contaminant regulated under the Clean Water Act, 33 U.S.C. Sections 1251 et seq., or the Clean Air Act, 42 U.S.C. Sections 7401 et seq.

          "Increase Date" has the meaning specified in Section 2.05(b)(i).

          "Increasing Lender" has the meaning specified in Section 2.05(b)(i).

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or, if available to all the Lenders, nine or twelve months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (i) the Borrower may not select any Interest Period that ends after the Termination Date in effect at the time of such selection or, if the Revolving Credit Advances have been converted to a term loan pursuant to Section 2.06 prior to such selection, that ends after the Maturity Date;

               (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Lenders" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to either Section 2.05(b) or Section 2.17 and each Person that shall become a party hereto pursuant to Section 8.07.

          "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered to the principal office of each of the Reference Banks in London, England by prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
Section 2.08.

          "LIBO Rate Advances" has the meaning specified in Section
2.03(a)(i).

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Document" means this Agreement, the Notes and, after the Restructuring, the Subsidiary Guaranty and the New Borrower Assignment.

          "Loan Party" means the Borrower and, so long as the Subsidiary Guaranty is in effect, the Subsidiary Guarantor.

          "Margin Stock" has the meaning assigned to such term under Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Material Adverse Change" means any material adverse change in the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

          "Maturity Date" means the earlier of (a) the first anniversary of the Termination Date and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.05 or 6.01.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "New Borrower" means, upon the completion of the Restructuring, the new parent holding company that is the corporate parent of the Newspaper Subsidiary.

          "New Borrower Assignment" has the meaning specified in Section
5.01(j).

          "Newspaper Subsidiary" has the meaning specified in the definition of "Restructuring".

          "Non-Consenting Lender" has the meaning specified in Section
2.17(b).

          "Non-Recourse Debt" shall mean Debt of the Borrower or its Subsidiaries incurred (a) as to which neither the Borrower nor any of its Subsidiaries (i) provides credit support (including any undertaking, agreement or instrument which would constitute Debt) or has given or made other written assurances regarding repayment or the maintenance of capital or liquidity except such assurances as may be approved by the Required Lenders (such approval not to be unreasonably withheld or delayed), (ii) is directly or indirectly liable or (iii) constitutes the lender and (b) the obligees of which will have recourse solely to certain identified assets (the loss of which would not reasonably be expected to have a Material Adverse Effect) for repayment of the principal of and interest on such Debt and any fees, indemnities, expenses, reimbursements or other amounts of whatever nature accrued or payable in connection with such Debt.

          "Note" means a Revolving Credit Note or a Competitive Bid Note.

          "Notice of Competitive Bid Borrowing" has the meaning specified in
Section 2.03(a).

          "Notice of Revolving Credit Borrowing" has the meaning specified in
Section 2.02(a).

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Performance Level" means, as of any date of the determination, the level set forth below as then in effect, as determined in accordance with the following provisions of this definition:

Level I:            Public Debt Rating of not lower than
                    AA- by S&P or not lower than Aa3 by
                    Moody's.

Level II:           Public Debt Rating of lower than Level
                    I but not lower than A+ by S&P or A1 by
                    Moody's.

Level III:          Public Debt Rating of lower than
                    Level II but not lower than A by S&P or A2 by Moody's.

Level IV:           Public Debt Rating of lower than Level
                    III but not lower than A- by S&P and A3 by Moody's.

Level V:            Public Debt Rating of lower than Level IV.

          For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Performance Level shall be determined by reference to the available rating and (b) if the Public Debt Ratings established by S&P and Moody's shall fall within different Performance Levels, the Performance Level shall be based upon the higher rating, provided that if the lower of such ratings is more than one level below the higher of such ratings, the Performance Level shall be based on the level immediately above such lower rating.

          "Permitted Liens" means any of the following:

          (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof;

          (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Debt) that
(i) are not overdue for a period of more than 120 days or (ii) are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP;

          (c) Pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations;

          (d) Liens securing the performance of or payment in respect of, bids, tenders, government contracts (other than for the repayment of Debt), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; and

          (e) Easements, rights of way and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the aggregate of the Commitments of the Lenders at such time.

          "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (b) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Reference Banks" means Citibank, SunTrust Bank and JPMorgan Chase
Bank.

          "Register" has the meaning specified in Section 8.07(d).

          "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

          "Restructuring" means an internal restructuring of the Borrower pursuant to which the Borrower merges with a wholly owned Subsidiary of the New Borrower and transfers its assets and liabilities, other than the newspaper publishing business, to the New Borrower. Thereafter the Borrower shall be a wholly owned subsidiary of the New Borrower and shall be referred to as the "Newspaper Subsidiary".

          "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

          "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

          "Revolving Credit Note" means a promissory note of the Borrower (bearing an original or facsimile signature) payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "Shareholders' Equity" means "shareholders' equity" as such term is construed in accordance with GAAP and as reported in the Borrower's reports and registration statements filed with the Securities and Exchange Commission or any national securities exchange.

          "Significant Subsidiary" shall mean any Subsidiary that would be a "significant subsidiary" within the meaning of Rule 1-02 of the SEC's Regulation S-X and shall include, so long as the Subsidiary Guaranty is in effect, the Newspaper Subsidiary.

          "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Subsidiary Guaranty" has the meaning specified in Section 5.01(j).

          "Term Loan Conversion Date" means the Termination Date on which all Revolving Credit Advances outstanding on such date are converted into a term loan pursuant to Section 2.06.

          "Term Loan Election" has the meaning specified in Section 2.06.

          "Termination Date" means the earlier of (a) August 11, 2004, subject to the extension thereof pursuant to Section 2.17 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.17 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

          "Unused Commitment" means, with respect to any Lender at any time,
(a) such Lender's Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances made by such Lender and outstanding at such time, plus (ii) such Lender's Pro Rata Share of the aggregate principal amount of the Competitive Bid Advances then outstanding.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of not less than a majority of the directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. Accounting Terms. All terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles ("GAAP"), as in effect from time to time; provided, however, that if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant, or if the Agent notifies the Borrower that the Required Lenders wish to amend Article V or any related definition for such purpose, then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Commitment. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Unused Commitment in effect from time to time, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

          SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed at once in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in
Section 8.02.

          (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $10,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section
2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than fifteen separate Revolving Credit Borrowings.

          (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

          (d) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

          SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that the amount of each Competitive Bid Borrowing shall not exceed the aggregate amount of the Unused Commitments of the Lenders on such Business Day.

               (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (u) date of such proposed Competitive Bid Borrowing, (v) aggregate amount of such proposed Competitive Bid

          Borrowing, (w) maturity date for repayment of each Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 360 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (x) in the case of a Competitive Bid Advance consisting of LIBO Rate Advances, the Interest Period thereof, (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"). Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

               (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

               (iii) The Borrower shall, in turn, before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                    (x) cancel such Competitive Bid Borrowing by giving the
               Agent notice to that effect, or

                    (y) accept one or more of the offers made by any Lender or
               Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

               (iv) If the Borrower notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

               (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph
          (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing.

               (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

          (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

          (c) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made within one Business Day of the date of any other Competitive Bid Borrowing.

          (d) The Borrower shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

          (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. The

Borrower shall pay interest on the amount of overdue principal and, to the fullest extent permitted by law, interest in respect of each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

          (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

          SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment in effect from time to time from the Effective Date in the case of each Initial Lender and from the later of the Effective Date and the effective date specified in the Assumption Agreement or in the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2003, and on the Termination Date.

          (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

          SECTION 2.05. Termination, Reduction or Increase of the Commitments.
(a) Termination or Reduction. (i) Optional. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the respective Unused Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. The aggregate amount of the Commitments once reduced as provided in this Section 2.05(a)(i), may not be reinstated, except as provided in Section 2.05(b) below.

          (ii) Mandatory. On the Termination Date, if the Borrower has made the Term Loan Election in accordance with Section 2.06 prior to such date, and from time to time thereafter upon each prepayment of the Revolving Credit Advances, the Commitments of the Lenders shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which (A) the aggregate Commitments immediately prior to such reduction exceed (B) the aggregate unpaid principal amount of all Revolving Credit Advances outstanding at such time.

          (b) Increase in Aggregate of the Commitments. (i) The Borrower may at any time, by notice to the Agent, propose that the aggregate amount of the Commitments be increased (such aggregate amount being, a "Commitment Increase"), effective as at a date prior to the Termination Date (an "Increase Date") as to which agreement is to be reached by an earlier date specified in such notice (a "Commitment Date"); provided, however, that (A) the Borrower may not propose more than two Commitment Increases in any calendar year, (B) the minimum proposed Commitment Increase per notice shall be $25,000,000, (C) in no event shall the aggregate amount of the Commitments at any time exceed $350,000,000,
(D) the applicable Performance Level on such Increase Date shall be Level I, Level II or Level III and (E) no Default shall have occurred and be continuing on such Increase Date. The Agent shall notify the Lenders thereof promptly upon its receipt of any such notice. The Agent agrees that it will cooperate with the Borrower in discussions with the Lenders and other Eligible Assignees with a view to arranging the proposed Commitment Increase through the increase of the Commitments of one or more of the Lenders (each such Lender that is willing to increase its Commitment hereunder being an "Increasing Lender") and the addition of one or more other Eligible Assignees as Assuming Lenders and as parties to this Agreement; provided, however, that it shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with the proposed Commitment Increase; and provided further that the minimum Commitment of each such Assuming Lender that becomes a party to this Agreement pursuant to this Section 2.05(b), shall be at least equal to $10,000,000. If any of the Lenders agree to increase their respective Commitments by an aggregate amount in excess of the proposed Commitment Increase, the proposed Commitment Increase shall be allocated among such Lenders in proportion to their respective Commitments immediately prior to the Increase Date. If agreement is reached on or prior to the applicable Commitment Date with any Increasing Lenders and Assuming Lenders as to a Commitment Increase (which may be less than but not greater than specified in the applicable notice from the Borrower), such agreement to be evidenced by a notice in reasonable detail from the Borrower to the Agent on or prior to the applicable Commitment Date, such Assuming Lenders, if any, shall become Lenders hereunder as of the applicable Increase Date and the Commitments of such Increasing Lenders and such Assuming Lenders shall become or be, as the case may be, as of the Increase Date, the amounts specified in such notice; provided that:

          (x) the Agent shall have received (with copies for each Lender, including each such Assuming Lender) by no later than 10:00 A.M. (New York City time) on the applicable Increase Date (1) certified copies of resolutions of the Board of Directors of the Borrower approving the Commitment Increase and (2) an opinion of counsel for the Borrower (which may be in-house counsel), in substantially the form of Exhibit E-1 hereto;

          (y) each such Assuming Lender shall have delivered to the Agent, by no later than 10:00 A.M. (New York City time) on such Increase Date, an appropriate Assumption Agreement in substantially the form of Exhibit D hereto, duly executed by such Assuming Lender and the Borrower; and

          (z) each such Increasing Lender shall have delivered to the Agent by, no later than 10:00 A.M. (New York City time) on such Increase Date,
     (A) its existing Revolving Credit Note and (B) confirmation in writing satisfactory to the Agent as to its increased Commitment.

          (ii) In the event that the Agent shall have received notice from the Borrower as to its agreement to a Commitment Increase on or prior to the applicable Commitment Date and each of the actions provided for in clauses (x) through (z) above shall have occurred prior to 10:00 A.M. (New York City time) on the applicable Increase Date to the satisfaction of the Agent, the Agent shall notify the Lenders (including any Assuming Lenders) and the Borrower of the occurrence of such Commitment Increase by telephone, confirmed at once in writing, telecopier, telex or cable and in any event no later than 1:00 P.M. (New York City time) on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and Assuming Lender. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the applicable Increase Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender's ratable portion of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender's ratable portion of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender's Pro Rata Share of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Commitments (without giving effect to the relevant Commitment Increase). After the Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Revolving Credit Advances owing to each Lender after giving effect to such distribution equals such Lender's Pro Rata Share of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase). Within five Business Days after the Borrower receives notice from the Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, Revolving Credit Notes payable to the order of each Assuming Lender, if any, and, each Increasing Lender, dated as of the applicable Increase Date, in a principal amount equal to such Lender's Commitment after giving effect to the relevant Commitment Increase, and substantially in the form of Exhibit A-1 hereto. The Agent, upon receipt of such Revolving Credit Notes, shall promptly deliver such Revolving Credit Notes to the respective Assuming Lenders and Increasing Lenders.

          (iii) In the event that the Agent shall not have received notice from the Borrower as to such agreement on or prior to the applicable Commitment Date or the Borrower shall, by notice to the Agent prior to the applicable Increase Date, withdraw its proposal for a Commitment Increase or any of the actions provided for above in clauses (i)(x) through (i)(z) shall not have occurred by 10:00 A.M. (New York City time) on the such Increase Date, such proposal by the Borrower shall be deemed not to have been made. In such event, any actions theretofore taken under clauses (i)(x) through (i)(z) above shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such proposal had been made.

          SECTION 2.06. Repayment of Revolving Credit Advances; Term Loan Election. The Borrower shall, subject to the next succeeding sentence, repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding. The Borrower may, upon not less than 15 days' notice to the Agent, elect (the "Term Loan Election") to convert a portion or all of the Revolving Credit Advances outstanding on the Termination Date in effect at such time into a term loan which the Borrower shall repay in full ratably to the Lenders on the Maturity Date; provided that
(i) the Term Loan Election may not be exercised if a Default has occurred and is continuing on the date of notice of the Term Loan Election or on the date on which the Term Loan Election is to be effected and (ii) the aggregate principal amount of any portion of the outstanding Revolving Credit Advances not converted pursuant to the Term Loan Election shall be repaid on the Termination Date. All Revolving Credit Advances converted into a term loan pursuant to this Section 2.06 shall continue to constitute Revolving Credit Advances except that the Borrower may not reborrow pursuant to Section 2.01 after all or any portion of such Revolving Credit Advances have been prepaid pursuant to Section 2.10.

          SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest. The Borrower shall pay interest on (i) overdue principal of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any overdue interest, fee or other amount payable hereunder, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

          SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

          (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and the Borrower shall be deemed to have selected an Interest Period of one month.

          (d) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          (e) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be, the Eurodollar Rate or the LIBO Rate for such Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, shall be an interest rate per annum determined by the Agent to be the offered rate per annum at which deposits in U.S. dollars appears on the Moneyline Telerate Page 3750 (or any successor page) as of 11:00 A.M. (London time), or in the event such offered rate is not available from the Moneyline Telerate Page 3750,

          (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

          (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a

Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

     (iii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.09. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under
Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          SECTION 2.10. Optional Prepayments of Revolving Credit Advances. The Borrower may, in the case of Eurodollar Rate Advances, upon at least two Business Days' notice to the Agent, and in the case of Base Rate Advances, upon notice to the Agent not later than 11:00 A.M. on the date of such proposed prepayment, stating in each case the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 for any Base Rate Advance or $10,000,000 for any Eurodollar Rate Advance or, in each case, an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

          SECTION 2.11. Increased Costs. (a) If, after the date hereof, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender (other than in respect of Eurocurrency Liabilities) of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, setting forth in reasonable detail the basis therefor and the computation thereof, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, none of the Lenders shall deliver the notice and certificate described in this Section 2.11(a) to the Borrower in respect of any increased costs except in accordance with the internal policy of such Lender as to the exercise of similar rights and remedies in similar circumstances.

          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) in either case enacted, adopted or made after the date hereof, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation for the reduction of the rate of return on such Lender's capital or on the capital of such corporation, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts, setting forth in reasonable detail the basis therefor and the computation thereof, submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, none of the Lenders shall deliver the notice and certificate described in this Section 2.11(b) to the Borrower in respect of any requirements of additional capital except in accordance with the internal policy of such Lender as to the exercise of similar rights and remedies in similar circumstances.

           (c) If any Lender shall give notice to the Agent and the Borrower at any time to the effect that Eurocurrency Reserve Requirements are, or are scheduled to become, effective and that such Lender is or will be generally subject to such Eurocurrency Reserve Requirements (without regard to whether such Lender will be able to benefit from proration or offsets that may be available from time to time under Regulation D) as a result of which such Lender will incur additional costs, then such Lender shall, for each day from the later of the date of such notice and the date on which such Eurocurrency Reserve Requirements become effective, be entitled to additional interest on each Eurodollar Rate Advance made by it at a rate per annum determined for such day (rounded upward to the nearest 100th of 1%) equal to the remainder obtained by subtracting (i) the Eurodollar Rate for such Eurodollar Rate Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the then applicable Eurocurrency Reserve Requirements. Such additional interest will be payable in arrears to the Agent, for the account of such Lender, on each date that interest is payable on such Eurodollar Rate Advance. Any Lender which gives a notice under this paragraph (c) shall promptly withdraw such notice (by written notice of withdrawal given to the Agent and the Borrower) in the event Eurocurrency Reserve Requirements cease to apply to it or the circumstances giving rise to such notice otherwise cease to exist.

          (d) Notwithstanding anything to the contrary herein contained, no Lender shall be entitled to claim any additional amounts pursuant to this
Section 2.11 arising with respect to any period of time prior to the date that is 60 days prior to the date on which notice of such claim and the basis therefor is first given to the Borrower pursuant to this Section 2.11.

          SECTION 2.12. Illegality. (a) Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, (i) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, of such Lender will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in
Section 2.07(a)(i), as the case may be, and (ii) the obligation of such Lender to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist. If any Lender shall exercise its rights under this Section 2.12(a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Rate Advances or LIBO Rate Advances that would have been made by such Lender or the converted Eurodollar Rate Advances or LIBO Rate Advances of such Lender shall instead be applied to repay the Base Rate Advances or Advances bearing interest at the rate set forth in Section 2.07(a)(i), as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Rate Advances or LIBO Rate Advances, and all distributions of payments in respect of interest shall be made to the Lenders ratably based on the interest rates applicable to their respective Advances.

          (b) For purposes of this Section 2.12, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Rate Advance or LIBO Rate Advance, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance or LIBO Rate Advance; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Upon any Assuming Lender becoming a Lender hereunder as a result of the effectiveness of a Commitment Increase pursuant to Section 2.05(b) or an extension of the Termination Date pursuant to Section 2.17 and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender.

          (b) All computations of interest based on Citibank's base rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, and further excluding, if any Lender is found as the result of a determination (as defined in Section 1313(a) of the Internal Revenue Code) to be a conduit entity participating in a conduit financing arrangement as defined in Treasury Regulations promulgated under
Section 7701(1) of the Internal Revenue Code, the excess of the United States taxes imposed with respect to such

Lender over the amount of United States taxes that would have been imposed with respect to such Lender if such determination had not been made with respect to such Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (c) The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such

Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes of the Borrower and its Subsidiaries, including acquisitions, stock repurchases and commercial paper backstop.

          SECTION 2.17. Extension of Termination Date. (a) At least 30 days but not more than 45 days prior to the Termination Date, the Borrower, by written notice to the Agent, may request an extension of the Termination Date in effect at such time by 364 days from its then scheduled expiration. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 20 days prior to the Termination Date, notify the Borrower and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to the Termination Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Borrower not later than 15 days prior to the Termination Date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

          (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the Termination Date (the "Extension Date"), be extended for 364 days; provided that on each Extension Date the applicable conditions set forth in Article III shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.17, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.17 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.17 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.11,
2.14 and 8.04, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

          (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Termination Date of the amount of the Non-Consenting Lenders'

Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrower and the Agent. If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

          (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

          (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

          (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.11,
2.14 and 8.04, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Agent as to the increase in the amount of its Commitment and
(C) each Non-Consenting Lender being replaced pursuant to this Section 2.17 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

          (d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.17) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Borrower, and, subject to the satisfaction to the applicable conditions in
Article III, the Termination Date then in effect shall be extended for the additional 364-day period as described in subsection (a) of this Section 2.17, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                 ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

          (a) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

          (b) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

               (i) The representations and warranties contained in Section
          4.01 are correct in all material respects on and as of the Effective Date, and

               (ii) No event has occurred and is continuing that constitutes a Default.

          (c) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

               (i) The Revolving Credit Notes to the order of the Lenders, respectively.

               (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

               (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

               (iv) A favorable opinion of Diana M. Daniels, general counsel for the Borrower, substantially in the form of Exhibit E-1 hereto and as to such other matters as any Lender through the Agent may reasonably request.

               (v) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

          (d) The Borrower shall have terminated the commitments, and paid in full all Debt, interest, fees and other amounts outstanding, under the 364-Day Credit Agreement dated as of August 14, 2002 among the Borrower, the lenders parties thereto, SunTrust Bank and Wachovia Bank, National Association, as syndication agents, JPMorgan Chase Bank and Bank One, NA, as documentation agents, and Citibank, as administrative agent for the lenders, and each of the Lenders that is a party to such credit agreement hereby waives, upon execution of this Agreement, the requirement of prior notice under such credit agreement relating to the termination of commitments thereunder.

          SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing, Increase Date and Extension Date. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing (other than a Competitive Bid Advance), each Commitment Increase and each extension of Commitments pursuant to Section 2.17 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing, such Increase Date or such Extension Date the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, request for Commitment Increase, request for Commitment Extension and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Revolving Credit Borrowing, such Increase Date or such Extension Date such statements are true):

          (a) the representations and warranties contained in Section 4.01 and, so long as the Subsidiary Guaranty is in effect, in Section 6 of the Subsidiary Guaranty are correct in all material respects on and as of date of such Revolving Credit Borrowing, such Increase Date or such Extension Date, before and after giving effect to such Revolving Credit Borrowing, such Increase Date or such Extension Date and to the application of the proceeds therefrom, as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, and

          (b) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing, such Increase Date or such Extension Date or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a

Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

          (a) the representations and warranties contained in Section 4.01 and, so long as the Subsidiary Guaranty is in effect, in Section 6 of the Subsidiary Guaranty are correct in all material respects on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders and the Borrower of the occurrence of the Effective Date.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

     (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

     (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 29, 2002, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, and the condensed Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2003, and the related condensed Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject in the case of said balance sheet as at March 31, 2003, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments and to the absence of footnote disclosure, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Between December 29, 2002 and the date hereof, there has been no Material Adverse Change.

     (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is pending or threatened on the date hereof and is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

     (g) The Borrower is not, and immediately after the application by the Borrower of the proceeds of each Advance will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (h) After giving effect to the application of the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower and its Subsidiaries (as determined in good faith by the Borrower) subject to the provisions of Section 5.02(a) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(d) will consist of or be represented by Margin Stock.

                                  ARTICLE V

                           COVENANTS OF THE BORROWER

     SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except to the extent that any failures to so comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to comply with any law, rule, regulation or order to the extent it is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all material taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (c) Maintenance of Insurance. Maintain, and cause each of its Significant Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Significant Subsidiary operates.

          (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and so long as the Subsidiary Guaranty is in effect, cause the Newspaper Subsidiary to preserve and maintain, its corporate or other legal existence, rights (charter and statutory) and franchises if the loss or failure to maintain the same could, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; provided, however, that the Borrower and the Newspaper Subsidiary may consummate any merger, consolidation or other transaction permitted under Section 5.02(b), including the Restructuring.

          (e) Visitation Rights. At any reasonable time and from time to time on reasonable notice and at reasonable intervals, permit the Agent or any of the Lenders, or any agents or representatives thereof, to visit the properties of the Borrower and any of its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and, during the continuance of any Default, to examine and make copies of and abstracts from the records and books of account of the Borrower and any of its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with their independent certified public accountants.

          (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that any failure to do so, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (h) Primary Business. The Borrower shall continue to be engaged primarily in lines of business as carried on at the date hereof or lines of business related thereto.

          (i) Reporting Requirements. Furnish to the Lenders:

               (i) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Borrower as to compliance with the terms of this Agreement, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

               (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

               (iii) as soon as possible and in any event within seven days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

               (iv) promptly after the sending or filing thereof, copies of all quarterly and annual reports and proxy solicitations that the Borrower sends to its public securityholders generally, and copies of all reports on Form 8-K and registration statements for the public offering (other than pursuant to employee Plans) of securities that the Borrower files with the Securities and Exchange Commission or any national securities exchange;

               (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and

               (vi) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

          (j) Restructuring. Deliver to the Agent not later than five (5) Business Days after the completion of the Restructuring, in sufficient copies for each Lender:

               (i) An assignment and assumption agreement, substantially in the form of Exhibit G hereto (the "New Borrower Assignment"), duly executed by the parties thereto.

               (ii) Certified copies of the resolutions of the Board of Directors of (x) the New Borrower approving or ratifying the New Borrower Assignment and the assumption by the New Borrower of the obligations of the Borrower under the Credit Agreement and the Notes and (y) the Newspaper Subsidiary approving or ratifying the Subsidiary Guaranty.

               (iii) A certificate of the Secretary or an Assistant Secretary of each of the New Borrower and the Newspaper Subsidiary certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is a party and the other documents to be delivered by it hereunder.

               (iv) A guaranty in substantially the form of Exhibit F hereto (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty"), duly executed by the Newspaper Subsidiary.

               (v) Favorable opinions of in-house counsel for each of the New Borrower and the Newspaper Subsidiary, substantially in the forms of Exhibits E-2 and E-3 hereto, respectively.

     SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

          (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties (which for purposes of this subsection (a) shall be deemed not to include shares of the Borrower's capital stock), whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

               (i) Permitted Liens,

               (ii) purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired (or, in the case of improvements to real property, the real property being improved), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

               (iii) the Liens existing on the Effective Date and described on
          Schedule 5.02(a) hereto,

               (iv) Liens securing Debt payable to the Borrower,

               (v) other Liens securing Debt in an aggregate principal amount not to exceed at any time outstanding an amount equal to 20% of Consolidated Shareholders' Equity, and

               (vi) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount) of the Debt secured thereby.

          (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or so long as the Subsidiary Guaranty is in effect, permit the Newspaper Subsidiary to do any of the foregoing, provided that the Borrower and the Newspaper Subsidiary may (i) merge or consolidate with any other Person so long as the Borrower or the Newspaper Subsidiary, as the case may be, is the surviving entity and (ii) consummate the Restructuring and provided further that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

          (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as permitted by generally accepted accounting principles and, in the case of any significant change, concurred with by the Borrower's independent public accountants.

     SECTION 5.03. Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will maintain Consolidated Shareholders' Equity of not less than $1,000,000,000.

                                  ARTICLE VI

                               EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable (or, if any such failure is due solely to technical or administrative difficulties relating to the transfer of such principal payment, within two Business Days after the same becomes due and payable); or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) or (i)(iii), 5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 20 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

          (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (other than Non-Recourse
     Debt) that is outstanding in a principal amount of at least $40,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or

          (e) The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or in such proceeding the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection
     (e); or

          (f) Any judgment or order of a court of competent jurisdiction for the payment of money in excess of $20,000,000 shall be rendered against the Borrower or any of its Significant Subsidiaries and either (i) enforcement proceedings shall have been legally commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (y) such insurer, which shall be rated at least "A-" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

          (g) (i) Any Person or two or more Persons acting in concert (other than the Graham Interests) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower and such combined voting power exceeds the then current voting power of the Voting Stock of the Borrower (or other securities convertible into such Voting Stock) controlled by the Graham Interests; or (ii) Continuing Directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower; or

          (h) The Borrower or any of its ERISA Affiliates shall incur liability as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or
     (iii) the reorganization or termination of a Multiemployer Plan; and, in the reasonable opinion of the Required Lenders, such incurrence would be likely to result in a Material Adverse Effect, provided that any such liability in an amount not to exceed $20,000,000 shall be deemed not to be likely to result in a Material Adverse Effect;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                 ARTICLE VII

                                   THE AGENT

     SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section

2.05(b) or 2.17, as the case may be, or an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower;
(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Notes then held by each of them (or if no Revolving Credit Notes are at the time outstanding or if any Revolving Credit Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

          SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 7.07. Documentation Agents and Syndication Agents. Wachovia Bank, National Association and SunTrust Bank have been designated as syndication agents and JPMorgan Chase Bank and Bank One, NA have been designated as documentation agents in recognition of their respective Commitments, and the use of such title does not impose on such Lender any duties or obligations greater than those of any other Lender.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders other than as provided in Section 2.05(b), (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

          SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 1150 15th Street, N.W., Washington, D.C. 20071, Attention: Treasurer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when hand delivered, telecopied, telegraphed or telexed, be effective when received. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation and duplication expenses, and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

          (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or breach of its obligations under this Agreement.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or
(e), 2.09, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of an Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section
8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

          SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders; provided that upon completion of the Restructuring, the Borrower's assignment to the New Borrower of the Borrower's rights hereunder, and the New Borrower's assumption thereof, shall not require the prior written consent of the Lenders, and after such assignment and assumption is effective
(i) this Agreement shall be binding on and inure to the benefit of the New Borrower and (ii) the Newspaper Subsidiary shall be released from its rights and obligations under this Agreement and the other Loan Documents other than the Subsidiary Guaranty.

          SECTION 8.07. Assignments and Participations. (a) Each Lender may with the consent of the Agent and the Borrower (which consent shall not be unreasonably withheld or delayed) and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.11 or 2.14 or following such Lender's Downgrade) at a time when no Default has occurred and is continuing upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes),
(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $10,000,000 or shall be zero, (iii) each such assignment shall be to an Eligible Assignee,
(iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) unless such assignment is demanded by the Borrower, the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any

Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Credit Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

          (d) The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it) with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, accountants, auditors, counsel, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. Notwithstanding anything herein to the contrary, each Loan Party, the Agent, each Lender and Citigroup Global Markets Inc. (and each employee, representative or other agent of each of the foregoing parties) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such U.S. tax treatment and tax structure, except that the tax treatment and tax structure shall not include the identity of any existing or future party (or any Affiliate of such party) to this Agreement.

          SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.12. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          SECTION 8.13. Amendments to the Subsidiary Guaranty. The Agent shall not consent to any amendment or waiver of any provision of the Subsidiary Guaranty, nor consent to any departure by the Newspaper Subsidiary therefrom, without the prior consent of the Required Lenders, and then such consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, without the prior consent of all the Lenders, the Agent shall not consent to any amendment or waiver of the provisions of Section 1 of the Subsidiary Guaranty which would reduce or limit the scope of the obligations under or in respect of the Credit Agreement which are being guaranteed by the Newspaper Subsidiary under the Subsidiary Guaranty. This Section 8.13 may not be amended unless such amendment is in writing and is signed by all the Lenders.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                           THE WASHINGTON POST COMPANY


                                           By     /s/ Daniel J. Lynch
                                                  -----------------------
                                           Title: Treasurer


                                           CITIBANK, N.A.
                                              as Agent


                                           By     /s/ Julio Ojea Quintana
                                                  -----------------------
                                           Title: Director

                                    Initial Lenders


Commitment

$60,000,000                         CITIBANK, N.A.


                                    By     /s/ Julio Ojea Quintana
                                           ----------------------------
                                    Title: Director



$55,000,000                         WACHOVIA BANK, NATIONAL ASSOCIATION


                                    By       /s/ Barbara K. Angel
                                           ----------------------------
                                    Title: Senior Vice President



$45,000,000                         SUNTRUST BANK


                                    By     /s/ Kip Hurd
                                           ----------------------------
                                    Title: Vice President



$30,000,000                         BANK ONE, NA


                                    By     /s/Matthew J. Reilly
                                           ----------------------------
                                    Title: Director



$30,000,000                         JPMORGAN CHASE BANK


                                    By     /s/ Peter J. D'Agostino
                                           ----------------------------
                                    Title: Vice President/Team Leader

$20,000,000                         THE BANK OF NEW YORK


                                    By     /s/ John C. Lambert
                                           ----------------------------
                                    Title: Senior Vice President



$10,000,000                         RIGGS BANK N.A.


                                    By     /s/ Douglas H. Klamfoth
                                           ----------------------------
                                    Title: Vice President



$250,000,000                        Total of the Commitments

                                                                    SCHEDULE I
                                                   The Washington Post Company
                                                      364-Day Credit Agreement



                          APPLICABLE LENDING OFFICES

Name of Initial Lender     Domestic Lending Office            Eurodollar Lending Office
Bank One, NA               One Bank One Plaza                 OneBank One Plaza
                           Suite IL1-0636                     Suite IL1-0636
                           Chicago, IL 60670                  Chicago, IL 60670
                           Attn:  Ronald J. Cromey            Attn: Ronald J. Cromey
                           Tel: (312) 732-7494                Tel: (312) 732-7494
                           Fax: (312) 732-4849                Fax:(312) 732-4849

The Bank of New York       One Wall Street                    One Wall Street
                           New York, NY  10286                New York, NY  10286

Citibank, N.A.             Two Penns Way                      Two Penns Way
                           New Castle, DE  19720              New Castle, DE  19720
                           Attn:  Bank Loan Syndications      Attn: Bank Loan Syndications
                           Tel: (302) 894-6054                Tel: (302) 894-6054
                           Fax: (212) 994-0847                Fax: (212) 994-0847

JPMorgan Chase Bank        4 Metrotech Center, 22nd Floor     4 Metrotech Center, 22nd Floor
                           Brooklyn, NY 11245                 Brooklyn, NY 11245
                           Attn:  Charles L. Swarns, Jr.      Attn: Charles L. Swarns, Jr.
                           Tel: (718) 242-3792                Tel: (718) 242-3792
                           Fax: (718) 242-3846                Fax: (718) 242-3846

Riggs Bank N.A.            5700 Rivertech Center              5700 Rivertech Center
                           Riverdale, MD 20727                Riverdale, MD  20727
                           Attn:  Katie Alston                Attn: Katie Alston
                           T:  301 887-8966                   T:  301 887-8966
                           F:  301 887-8010                   F:  301 887-8010

SunTrust Bank              1445 New York Avenue, NW           1445 New York Avenue, NW
                           Washington, DC 20005               Washington, DC  20005
                           Attn:  Tom Palmer                  Attn:  Tom Palmer
                           T:  804 782-5833                   T:  804 782-5833
                           F:  202 879-6137                   F:  202 879-6137

Wachovia Bank, National    1753 Pinnacle Drive                1753 Pinnacle Drive
Association                3rd Floor VA 1993                  3rd Floor VA 1993
                           McLean, VA 22102                   McLean, VA 22102
                           Attn:  Barbara Angel               Attn: Barbara Angel
                           Tel: (703) 760-6369                Tel: (703) 760-6369
                           Fax: (703) 760-6172                Fax: (703) 760-6172


                               SCHEDULE 5.02(a)

                                EXISTING LIENS






                                    [None]

                                                         EXHIBIT A-1 - FORM OF
                                                              REVOLVING CREDIT
                                                               PROMISSORY NOTE



U.S.$_______________                                 Dated:      _____________,
200_

          FOR VALUE RECEIVED, the undersigned, THE WASHINGTON POST COMPANY, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the later of the Termination Date and the date designated pursuant to Section 2.06 of the Credit Agreement (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the 364-Day Credit Agreement dated as of August 13, 2003 among the Borrower, the Lender and certain other lenders parties thereto, Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), outstanding on such date.

          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 388 Greenwich Street, New York, New York 10013, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                              THE WASHINGTON POST COMPANY


                                              By
                                                 ----------------------------
                                                 Title:



                      ADVANCES AND PAYMENTS OF PRINCIPAL

                                                            Amount of                  Unpaid
                                   Amount of             Principal Paid              Principal
           Date                     Advance                or Prepaid                 Balance              Notation Made By
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------




                                                         EXHIBIT A-2 - FORM OF
                                                               COMPETITIVE BID
                                                               PROMISSORY NOTE



U.S.$_______________                                 Dated:     ______________,
200_

          FOR VALUE RECEIVED, the undersigned, THE WASHINGTON POST COMPANY, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the 364-Day Credit Agreement dated as of August 13, 2003 among the Borrower, the Lender and certain other lenders parties thereto, Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on _______________, 200_, the principal amount of U.S.$______________.

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

          [Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).]

          Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A. for the account of the Lender at the office of Citibank, N.A., at 388 Greenwich Street, New York, New York 10013 in same day funds.

          This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                     THE WASHINGTON POST COMPANY


                                                     By
                                                          ----------------------
                                                          Title

                                               EXHIBIT B-1 - FORM OF NOTICE OF
                                                    REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
Two Penns Way
New Castle, Delaware  19720                                   [Date]

         Attention:  Cristian Garcia

Ladies and Gentlemen:

                  The undersigned, The Washington Post Company, refers to the 364-Day Credit Agreement, dated as of August 13, 2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 200_.

(ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $---------------.

(iv) [The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

(A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent they expressly relate to an earlier date; and

(B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                         Very truly yours,


                                         THE WASHINGTON POST COMPANY


                                         By
                                            --------------------------
                                            Title:

                                               EXHIBIT B-2 - FORM OF NOTICE OF
                                                     COMPETITIVE BID BORROWING


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
Two Penns Way
New Castle, Delaware 19720                                 [Date]

                          Attention: Cristian Garcia


Ladies and Gentlemen:

          The undersigned, The Washington Post Company, refers to the 364-Day Credit Agreement, dated as of August 13, 2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

          (A) Date of Competitive Bid Borrowing          _____________________

          (B) Amount of Competitive Bid Borrowing        _____________________

          (C) [Maturity Date] [Interest Period]          _____________________

          (D) Interest Rate Basis                        _____________________

          (E) Interest Payment Date(s)                   _____________________

          (F) ________________________                   _____________________

          (G) ________________________                   _____________________

          (H) ________________________                   _____________________


          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

          (a) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent they expressly relate to an earlier date;

          (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

          (c) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the Unused Commitments of the Lenders.

          The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                         Very truly yours,


                                         THE WASHINGTON POST COMPANY


                                         By
                                           --------------------------
                                           Title:

                                                           EXHIBIT C - FORM OF
                                                     ASSIGNMENT AND ACCEPTANCE


          Reference is made to the 364-Day Credit Agreement dated as of August 13, 2003 (as amended or modified from time to time, the "Credit Agreement") among The Washington Post Company, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note held by the Assignor and requests that the Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                  Schedule 1
                                      to
                           Assignment and Acceptance

Percentage interest assigned:                                           -----%

Assignee's Commitment:                                             $----------

Aggregate outstanding principal amount of Revolving
     Credit Advances assigned:                                     $----------

Principal amount of Revolving Credit Note payable to Assignee:     $----------

Principal amount of Revolving Credit Note payable to Assignor:     $----------

Effective Date:*  _______________, 200_

                                          [NAME OF ASSIGNOR], as Assignor


                                          By
                                            -------------------------------
                                            Title:

                                          Dated: _______________, 200__


                                          [NAME OF ASSIGNEE], as Assignee


                                          By
                                            -------------------------------
                                            Title:

                                          Dated: _______________, 200__


--------------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                          Domestic Lending Office:
                                          [Address]


                                          Eurodollar Lending Office:
                                          [Address]


Accepted and Approved this


__________ day of _______________, 200__


CITIBANK, N.A., as Agent


By
  --------------------------------------
  Title:

Approved this __________ day
of _______________, 200__


THE WASHINGTON POST COMPANY


By
  --------------------------------------
  Title:

                                                           EXHIBIT D - FORM OF
                                                          ASSUMPTION AGREEMENT

                                                          Dated:__________



The Washington Post Company
1150 15th Street, N.W.
Washington, D.C.  20071

Citibank, N.A., as Agent
Two Penns Way
New Castle, Delaware  19720

     Attention:  Cristian Garcia

Ladies and Gentlemen:

          Reference is made to the 364-Day Credit Agreement dated as of August 13, 2003 among The Washington Post Company (the "Borrower"), the Lenders parties thereto, Citibank, N.A., as Agent (the "Credit Agreement"; terms defined therein being used herein as therein defined), for such Lenders.

          The undersigned (the "Assuming Lender") proposes to become an Assuming Lender pursuant to Section [2.05(b)] [2.17] of the Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the Credit Agreement on [applicable Increase Date/Extension Date] and that its Commitment shall as of such date be $__________.

          The undersigned (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof, the most recent financial statements referred to in Section 5.01(i) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) confirms that it is an Eligible Assignee; (vi) specifies as its Lending Office (and address for notices) the offices set forth beneath its name on the signature pages hereof; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States required under Section 2.14 of the Credit Agreement.

          The Assuming Lender requests that the Borrower deliver to the Agent (to be promptly delivered to the Assuming Lender) a Revolving Credit Note payable to the order of the Assuming Lender, dated as of the [applicable Increase Date/Extension Date] and substantially in the form of Exhibit A-1 to the Credit Agreement.

          The effective date for this Assumption Agreement shall be [applicable Increase Date/Extension Date]. Upon delivery of this Assumption Agreement to the Borrower and the Agent, and satisfaction of all conditions imposed under Section 2.05(b) as of [date specified above], the undersigned shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder. As of [date specified above], the Agent shall make all payments under the Credit Agreement in respect of the interest assumed hereby (including, without limitation, all payments of principal, interest and commitment fees) to the Assuming Lender.

          This Assumption Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

          This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                         Very truly yours,


                                         [NAME OF ASSUMING LENDER]


                                         By
                                           -------------------------
                                           Name:
                                           Title:


                                         Domestic Lending Office
                                         (and address for
                                         notices):

                                         [Address]


                                         Eurodollar Lending Office:

                                         [Address]


Acknowledged and Agreed to:

THE WASHINGTON POST COMPANY


By
  ---------------------------
  Name:
  Title

                                                         EXHIBIT E-1 - FORM OF
                                                            OPINION OF COUNSEL
                                                              FOR THE BORROWER

                                         [Date]

To each of the Lenders parties
to the Credit Agreement dated
as of August 13, 2003 among
The Washington Post Company,
said Lenders, Citibank, N.A., as
Agent for said Lenders

                          The Washington Post Company
                          ---------------------------

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(c)(iv) of the 364-Day Credit Agreement, dated as of August 13, 2003 (the "Credit Agreement"), among The Washington Post Company (the "Borrower"), the Lenders parties thereto, Citibank, N.A., as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

          I am the General Counsel of the Borrower and as such I am familiar with the Credit Agreement and the corporate proceedings taken by the Borrower to authorize the execution and delivery of the Credit Agreement.

          For purposes of this opinion, I have examined:

          (1) The Credit Agreement.

          (2) The documents furnished by the Borrower pursuant to Section 3.01(c) of the Credit Agreement.

          (3) The Certificate of Incorporation of the Borrower and all amendments thereto (the "Charter").

          (4) The by-laws of the Borrower and all amendments thereto (the "By-laws").

          (5) A certificate of the Secretary of State of Delaware, dated __________, 2003, attesting to the continued corporate existence and good standing of the Borrower in that State.

          In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Borrower or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

          My opinions expressed below are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

          1. The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware.

          2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers, and have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or
     (iii) to the best of my knowledge after appropriate inquiry, (x) any contractual restriction or (y) any legal restriction contained in orders, writs, judgments, awards, injunctions or decrees applicable to the Borrower or its assets, in each case that affects or purports to affect the Borrower's right to borrow money or the Borrower's obligations under the Credit Agreement or Notes. The Credit Agreement and the Notes delivered on the date hereof have been duly executed and delivered on behalf of the Borrower.

          3. No authorization, approval or other action by, and no notice to or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes.

          4. The Credit Agreement is, and upon the consummation of any Borrowings, the Notes will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          5. To the best of my knowledge after appropriate inquiry, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or that are likely to have a materially adverse effect upon the financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

          The opinions set forth above are subject to the following qualifications:

          (a) My opinion in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) My opinion in paragraph 4 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) Insofar as provisions contained in the Credit Agreement provide for indemnification, the enforceability thereof may be limited by public policy considerations.

          (d) I express no opinion as to (i) Section 2.15 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off of similar rights with respect to such participation and (ii) the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

                                         Very truly yours,

                                                         EXHIBIT E-2 - FORM OF
                                                            OPINION OF COUNSEL
                                                          FOR THE NEW BORROWER

                                                                      [Date]

To each of the Lenders parties
to the Credit Agreement dated
as of August 13, 2003 among
The Washington Post Company,
presently known as WP Company LLC,
said Lenders, Citibank, N.A., as
Agent for said Lenders

          The Washington Post Company (formerly known as TWPC, Inc.)
          ----------------------------------------------------------

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 5.01(j)(v) of the 364-Day Credit Agreement, dated as of August 13, 2003 (the "Credit Agreement"), among The Washington Post Company, presently known as WP Company LLC (the "Initial Borrower"), the Lenders parties thereto, Citibank, N.A., as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

          I am the General Counsel of the New Borrower and as such I am familiar with the Credit Agreement and the corporate proceedings taken by the New Borrower to authorize the assumption by the New Borrower of the rights and obligations of the Initial Borrower under the Credit Agreement.

          For purposes of this opinion, I have examined:

          (1) The Credit Agreement.

          (2) The documents furnished by the New Borrower pursuant to Section 5.01(j) of the Credit Agreement, including the New Borrower Assignment.

          (3) The Certificate of Incorporation of the New Borrower and all amendments thereto (the "Charter").

          (4) The by-laws of the New Borrower and all amendments thereto (the "By-laws").

          (5) A certificate of the Secretary of State of Delaware, dated ________ __, 2003, attesting to the continued corporate existence and good standing of the New Borrower in that State.

          In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the New Borrower, certificates of public officials and of officers of the New Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the New Borrower or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

          My opinions expressed below are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

          1. The New Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware.

          2. The execution and delivery by the New Borrower of the New Borrower Assignment, and the performance by the New Borrower of its obligations as the "Borrower" under the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the New Borrower's corporate powers, and have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the New Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to the best of my knowledge after appropriate inquiry, (x) any contractual restriction or
     (y) any legal restriction contained in orders, writs, judgments, awards, injunctions or decrees applicable to the New Borrower or its assets, in each case that affects or purports to affect the New Borrower's right to borrow money or the New Borrower's obligations as the "Borrower" under the Credit Agreement or Notes. The New Borrower Assignment delivered on the date hereof has been duly executed and delivered on behalf of the New Borrower.

          3. No authorization, approval or other action by, and no notice to or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority or regulatory body is required for the due execution, delivery and performance by the New Borrower of the New Borrower Assignment and the performance by the New Borrower of the Credit Agreement and the Notes.

          4. After the execution and delivery of the New Borrower Assignment, the Credit Agreement is, and upon the consummation of any Borrowings, the Notes will be, legal, valid and binding obligations of the New Borrower enforceable against the New Borrower in accordance with their respective terms.

          5. To the best of my knowledge after appropriate inquiry, there are no pending or overtly threatened actions or proceedings against the New Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the New Borrower Assignment, the

Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or that are likely to have a materially adverse effect upon the financial condition or operations of the New Borrower and its Subsidiaries taken as a whole.

          The opinions set forth above are subject to the following qualifications:

          (a) My opinion in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) My opinion in paragraph 4 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) Insofar as provisions contained in the Credit Agreement provide for indemnification, the enforceability thereof may be limited by public policy considerations.

          (d) I express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

                                                     Very truly yours,

                                                         EXHIBIT E-3 - FORM OF
                                                            OPINION OF COUNSEL
                                                  FOR THE NEWSPAPER SUBSIDIARY

[Date]

To each of the Lenders parties
to the Credit Agreement dated
as of August 13, 2003 among
The Washington Post Company,
presently known as WP Company, LLC,
said Lenders, Citibank, N.A.,
as Agent for said Lenders

WP Company LLC (formerly known as The Washington Post Company)
--------------------------------------------------------------

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 5.01(j)(v) of the 364-Day Credit Agreement, dated as of August 13, 2003 (the "Credit Agreement"), among The Washington Post Company (the "Initial Borrower"), presently known as WP Company LLC, the Lenders parties thereto, Citibank, N.A., as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

          I am the General Counsel of The Washington Post Company (formerly known and TWPC, Inc.), the sole stockholder of the Newspaper Subsidiary, and as such I am familiar with the Credit Agreement and the proceedings taken by the Newspaper Subsidiary to authorize the execution and delivery of the Subsidiary Guaranty.

          For purposes of this opinion, I have examined:

         (1) The Credit Agreement.

          (2) The documents furnished by the Newspaper Subsidiary pursuant to
     Section 5.01(j) of the Credit Agreement, including the Subsidiary
     Guaranty.

          (3) The Certificate of Formation and Certificate of Conversion of the Newspaper Subsidiary and all amendments thereto (the "Certificates").

          (4) The limited liability company agreement of the Newspaper Subsidiary and all amendments thereto (the "LLC Agreement").

          (5) A certificate of the Secretary of State of Delaware, dated ________ __, 2003, attesting to the continued existence and good standing of the Newspaper Subsidiary in that State.

          In addition, I have examined the originals, or copies certified to my satisfaction, of such other records of the Newspaper Subsidiary, certificates of public officials and of officers of the Newspaper Subsidiary, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Newspaper Subsidiary or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

          My opinions expressed below are limited to the law of the State of New York, the Limited Liability Company Act of the State of Delaware and the Federal law of the United States of America.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

          1. The Newspaper Subsidiary is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

          2. The execution, delivery and performance by the Newspaper Subsidiary of the Subsidiary Guaranty are within the Newspaper Subsidiary's powers, and have been duly authorized by all necessary action, and do not contravene (i) the Certificates or LLC Agreement or (ii) any law, rule or regulation applicable to the Newspaper Subsidiary (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to the best of my knowledge after appropriate inquiry, (x) any contractual restriction or (y) any legal restriction contained in orders, writs, judgments, awards, injunctions or decrees applicable to the Newspaper Subsidiary or its assets, in each case that affects or purports to affect the Newspaper Subsidiary's obligations under the Subsidiary Guaranty. The Subsidiary Guaranty delivered on the date hereof has been duly executed and delivered on behalf of the Newspaper Subsidiary.

          3. No authorization, approval or other action by, and no notice to or filing with, any United States Federal, New York or, to the extent required under the Limited Liability Company Act of the State of Delaware, Delaware governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Subsidiary Guaranty.

          4. The Subsidiary Guaranty is a legal, valid and binding obligation of the Newspaper Subsidiary enforceable against the Newspaper Subsidiary in accordance with its terms.

          5. To the best of my knowledge after appropriate inquiry, there are no pending or overtly threatened actions or proceedings against the Newspaper Subsidiary before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Subsidiary Guaranty.

          The opinions set forth above are subject to the following qualifications:

          (a) My opinion in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) My opinion in paragraph 4 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) Insofar as provisions contained in the Subsidiary Guaranty provide for indemnification, the enforceability thereof may be limited by public policy considerations.

          (d) I express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Subsidiary Guaranty may be sought that limits the rates of interest legally chargeable or collectible.

                                         Very truly yours,

                                                           EXHIBIT G - FORM OF
                                                       NEW BORROWER ASSIGNMENT


                                    ASSIGNMENT AND ASSUMPTION AGREEMENT (this
                           "Agreement"), dated as of /o/, 2003, between WP COMPANY LLC, a Delaware limited liability company (the "Newspaper Subsidiary"), and THE WASHINGTON POST COMPANY (formerly known as TWPC, Inc.), a Delaware corporation (the "New Borrower").


          WHEREAS, reference is made to the 364-Day Credit Agreement (the "Credit Agreement") dated as of August 13, 2003, among the Newspaper Subsidiary (then known as The Washington Post Company), as Borrower; Bank One, NA, The Bank of New York, Citibank, N.A., JPMorgan Chase Bank, Riggs Bank NA, SunTrust Bank and Wachovia Bank, National Association;

          WHEREAS, as contemplated by Section 5.01(j) of the Credit Agreement, the Newspaper Subsidiary wishes to assign to the New Borrower, and the New Borrower wishes to assume from the Newspaper Subsidiary, all of the Newspaper Subsidiary's rights and obligations under the Credit Agreement;

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the parties hereto have caused to be delivered to the Agent the documents referred to in Section 5.01(j) of the Credit Agreement.

          NOW, THEREFORE, for consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as contemplated by the Credit Agreement, the parties agree as follows:

          SECTION 1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

          SECTION 2. Assignment and Assumption. The Newspaper Subsidiary hereby assigns to the New Borrower, and the New Borrower hereby assumes from the Newspaper Subsidiary, effective as of the date of this Agreement, all of the Newspaper Subsidiary's right, title and interest in and to, and all of its duties, obligations and liabilities under, the Credit Agreement. From and after the date of this Agreement, (i) the Credit Agreement shall be binding on and inure to the benefit of the New Borrower as if the New Borrower were the Borrower under the Credit Agreement and (ii) the Newspaper Subsidiary shall be released from its right, title and interest in and to, and all of its duties, obligations and liabilities under, the Credit Agreement.

          SECTION 3. Performance. The New Borrower hereby agrees to faithfully perform all of the duties imposed upon the Borrower under the Credit Agreement and to comply with all of the covenants therein contained.

          SECTION 4. Subsidiary Guaranty. Nothing in this Agreement shall be construed to release the Newspaper Subsidiary from its duties, obligations and liabilities under the Subsidiary Guaranty.

          SECTION 5. Counterparts. This Agreement may be executed in one or more counterparts by facsimile signature, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement.

          SECTION 6. New York Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         WP COMPANY LLC,

                                         by:
                                            ---------------------------
                                            Name:
                                            Title:

                                         THE WASHINGTON POST COMPANY (formerly
                                         known as TWPC, Inc.),

                                         by:
                                            ---------------------------
                                            Name:
                                            Title:


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